UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 7, 2008
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Effective as of February 1, 2008, Ironclad Performance Wear Corporation (the “Company”) engaged Rotenberg & Co. LLP (“Rotenberg”) as its independent registered public accounting firm for the fiscal year ending December 31, 2007. The decision to appoint Rotenberg to replace Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as the Company’s independent registered public accounting firm was recommended and approved the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board on January 29, 2008 and January 18, 2008, respectively.

The reports of Singer with respect to the Company’s financial statements for the Company’s last two fiscal years as well any subsequent quarterly reports did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. Further, there were no disagreements with Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Singer to make reference to the subject matter of the disagreement in connection with its report and Singer did not advise the Company of any “reportable events” (as described in Item 304 of Regulation S-B).

The Company has provided Singer with a copy of this Current Report on Form 8-K and has requested that Singer furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC Letter”) stating whether or not Singer agrees with the disclosure with respect to Singer set forth above. The SEC Letter is attached hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and the subsequent interim period through February 5, 2008, the Company has not consulted Rotenberg regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with Rotenberg regarding any disagreements with its prior certifying accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior certifying accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2008, the Board, in consultation with the Company’s President and Chief Executive Officer, Eduard Jaeger, agreed to reduce Mr. Jaeger’s annual base salary from $240,000 to $200,000 and to reduce the annual retainer fees paid to each of the Company’s Board members from $25,000 to $10,000. These reductions, which are designed to assist the Company in cutting costs, escalate the Company’s progress toward profitability and to increase shareholder value, became effective as of February 1, 2008 and in the case of the Board’s retainer fees, are retroactive to January 1, 2008. Under the terms of the agreed upon reductions, if the Company achieves certain financial performance objectives by the fiscal year-end, Mr. Jaeger and each Board member will be entitled to receive a one-time bonus payment equal to or less than, depending upon the achievement of the financial performance objectives, the amount of their respective reductions.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

16.1	Letter from Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the U.S. Securities and Exchange Commission, dated February 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: February 7, 2008
By: /s/ Avi Suriel
Avi Suriel,
Executive Vice President and Chief Financial Officer